Exhibit 99
NEWS RELEASE

Media Information Contact: Barry B. Davall, President & CEO Community Partners Bancorp (732) 706-9009
For Immediate Release	www.communitypartnersbancorp.com

Community Partners Bancorp
Reports Third Quarter Operating Results

Middletown, New Jersey – October 19, 2007
On October 19, 2007, Community Partners Bancorp (NASDAQ CM: CPBC) (the “Company”), the parent company of Two River Community Bank and The Town Bank, reported consolidated earnings and asset growth for the third quarter and nine months ended September 30, 2007.

Community Partners reported net income of $1,054,000 for the quarter ended September 30, 2007, or $0.16 per share for basic and $0.15 per share diluted, compared to net income of $1,074,000 for the third quarter of 2006, or $0.16 for both basic and diluted earnings per share.  Net income for the quarter ended September 30, 2007 decreased by approximately $20,000 or 1.9% over the same prior year quarter.  On a linked quarter basis, net income for the third quarter of 2007 increased by approximately $27,000 or 2.6% over the second quarter of 2007.  Barry B. Davall, President and CEO of Community Partners Bancorp, stated, “These are challenging times for community banking, and we are pleased to report that our earnings are trending upwards, supported by a 4.09% net interest margin.”  Mr. Davall also reported that the quality of the loan portfolio is very good, with no non-performing loans, and noted that the Company does not have any involvement with sub-prime mortgages.

For the nine months ended September 30, 2007, net income increased to $2,984,000 compared to $2,643,000 for the nine months ended September 30, 2006.  This represents an increase of approximately $341,000 or 12.9% in net income.  Basic and diluted earnings per share for the nine months ended September 30, 2007 were $0.44 and $0.43, respectively, compared to basic and diluted earnings per share of $0.45 and $0.44, respectively, for the same prior year period.  Results of operations were higher during the first nine months of 2007 compared to the same prior year period as a result of the growth of the Company and the accretive effects of the acquisition of The Town Bank.  Reported earnings of Community Partners Bancorp prior to April 1, 2006 include those of Two River Community Bank and do not include those of The Town Bank.

Weighted average shares outstanding and earnings per share were retroactively adjusted to reflect the 3% stock dividend which was paid August 31, 2007 to shareholders of record as of August 10, 2007.

At September 30, 2007, total assets totaled $527.7 million, an increase of $7.2 million, or 1.4%, over December 31, 2006 assets of $520.5 million.  The Company’s loan portfolio, net of allowances for loan losses, decreased to $404.1 million at September 30, 2007, compared to $412.3 million at December 31, 2006, a decrease of $8.2 million, or 2.0%.  Total deposits amounted to $439.3 million at September 30, 2007, compared to $441.9 million at December 31, 2006, a decrease of $2.6 million, or 0.6%.

In an effort to expand the organization’s franchise and to achieve future growth objectives, the Company anticipates that it will open three new branches during the fourth quarter of 2007, which will serve the very desirable markets of Cranford, Fanwood and Manasquan.

Community Partners Bancorp is the holding company for Two River Community Bank, which is headquartered in Middletown, New Jersey, and The Town Bank, which is headquartered in Westfield, New Jersey.  Two River Community Bank currently operates ten branches throughout Monmouth County and The Town Bank currently operates two branches in Westfield.  Community Partners Bancorp acquired The Town Bank on April 1, 2006 in a transaction that was accounted for under the purchase accounting method for financial reporting purposes, with Two River Community Bank as the acquiring entity. Community Partners Bancorp was formed in connection with that transaction and had no business operations prior to April 1, 2006.

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The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates or in national or local economic conditions in areas in which our operations are concentrated, increased competition, rapid growth, reliance on management and other key personnel, failure to achieve sufficient operational integration between Two River Community Bank and The Town Bank, and other such risks.  Community Partners Bancorp assumes no obligation for updating any such forward-looking statements at any time.

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COMMUNITY PARTNERS BANCORP
CONSOLIDATED BALANCE SHEETS
September 30, 2007 (Unaudited) and December 31, 2006
(In thousands, except per share data)

	(Unaudited)
	September 30,	December 31,
	2007	2006
ASSETS
Cash and due from banks	$8,466	$9,036
Federal funds sold	7,388	6,141

Cash and cash equivalents	15,854	15,177

Securities available-for-sale	60,443	44,756
Securities held-to-maturity (fair value of $6,984 and $7,638 at September 30, 2007 and December 31, 2006, respectively)	7,058	7,632

Loans	408,684	416,904
Allowance for loan losses	(4,624)	(4,567)

Net loans	404,060	412,337

Bank-owned life insurance	3,914	3,821
Premises and equipment, net	4,746	5,248
Accrued interest receivable	2,338	2,345
Goodwill and other intangible assets, net of accumulated amortization of $555 and $287 at September 30, 2007 and December 31, 2006, respectively	26,385	26,543
Other assets	2,918	2,661

TOTAL ASSETS	$527,716	$520,520

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits:
Non-interest bearing	$73,242	$72,119
Interest bearing	366,037	369,799

Total deposits	439,279	441,918

Securities sold under agreements to repurchase	13,895	7,802
Accrued interest payable	468	587
Other liabilities	2,610	1,894

Total liabilities	456,252	452,201

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized; 6,722,784 and 6,511,582 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	66,552	64,728
Retained earnings	5,138	3,884
Accumulated other comprehensive loss	(226)	(293)

Total shareholders' equity	71,464	68,319

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$527,716	$520,520

COMMUNITY PARTNERS BANCORP
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
For the Three Months and Nine Months Ended September 30, 2007 and 2006

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(In thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$8,075	$7,774	$24,300	$18,856
Investment securities	786	650	2,154	1,718
Federal funds sold	282	115	784	366
Total Interest Income	9,143	8,539	27,238	20,940
INTEREST EXPENSE:
Deposits	3,891	3,450	11,787	8,077
Securities sold under agreements to repurchase	149	93	389	208
Short-term borrowings	-	41	-	81
Total Interest Expense	4,040	3,584	12,176	8,366
Net Interest Income	5,103	4,955	15,062	12,574
PROVISION FOR LOAN LOSSES	-	164	57	537
Net Interest Income after Provision for Loan Losses	5,103	4,791	15,005	12,037
NON-INTEREST INCOME:
Service fees on deposit accounts	149	148	439	442
Other loan customer service fees	62	33	247	187
Earnings from investment in life insurance	31	42	93	125
Other income	135	159	436	334
Total Non-Interest Income	377	382	1,215	1,088
NON-INTEREST EXPENSES:
Salaries and employee benefits	1,981	1,744	5,906	4,643
Occupancy and equipment	663	594	1,968	1,535
Professional	163	95	522	302
Insurance	144	54	415	155
Advertising	104	114	313	303
Data processing	98	138	358	339
Outside services fees	109	115	328	332
Amortization of identifiable intangibles	86	95	268	191
Other operating	416	506	1,259	1,148
Total Non-Interest Expenses	3,764	3,455	11,337	8,948

Income before Income Taxes	1,716	1,718	4,883	4,177
INCOME TAX EXPENSE	662	644	1,899	1,534

Net Income	$1,054	$1,074	$2,984	$2,643

EARNINGS PER SHARE:
Basic	$0.16	$0.16	$0.44	$0.45
Diluted	$0.15	$0.16	$0.43	$0.44

Weighted average shares outstanding (in thousands):
Basic	6,723	6,704	6,715	5,863
Diluted	6,881	6,895	6,881	6,049